As filed with the Securities and Exchange Commission on March 26, 2013

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NV5 Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8711	45-3458017
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 South Park Road, Suite 350

Hollywood, Florida 33021

(954) 495-2112

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Tong

Executive Vice President and General Counsel

NV5 Holdings, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

(954) 495-2112

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steven D. Pidgeon, Esq. David P. Lewis, Esq. DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 (480) 606-5100	Mitchell Nussbaum, Esq. Norwood Beveridge, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒      333-186229

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE*

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.01 per share and one warrant to purchase one share of common stock, par value $0.01 per share(2)	$1,610,000	$219.61
Common Stock, par value $0.01 per share, included in the units(2)	—	—(3)
Warrants included in the units	—	—(3)
Common Stock, par value $0.01 per share, underlying the warrants included in the units (2)(4)	$2,093,000	$285.49
Unit Warrants to be issued to the Underwriters (5)	$168,000	$808.06
Units underlying the Unit Warrants to be issued to the Underwriters (4)	$—	—(4)
Common Stock, par value $0.01 per share, included in the units underlying the Unit Warrants to be issued to the Underwriters (4)	$—	—(4)
Warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (4)	$—	—(4)
Common Stock, par value $0.01 per share, underlying the warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (4)	$182,000	$149.95(4)
Total	$4,053,000	$552.83(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Represents only the additional securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-186229) (the “Prior Registration Statement”).
(2)	Including units that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	We have agreed to issue warrants exercisable within three years after the effective date of this registration statement representing 10% of the securities issued in the offering (the “Underwriter Warrants”) to Roth Capital Partners, LLC for nominal consideration. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of units, shares and warrants issuable upon exercise of the Underwriter Warrants or the component securities thereof are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting” in the Prior Registration Statement.
(6)	The Registrant previously registered securities with an aggregate offering price not to exceed $20,265,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on March 26, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,053,000 are hereby registered.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of (i) $1,610,000 of additional units, each consisting of one share of common stock, par value $0.01 per share and one warrant to purchase one share of common stock, par value $0.01 per share, of NV5 Holdings, Inc. (the “Registrant”), a Delaware corporation, including units that may be purchased by the underwriters to cover over-allotments, if any, and of $2,093,000 of additional shares of common stock issuable upon the exercise of such warrants, and (ii) $168,000 of additional unit warrants to be issued to the underwriters and of $182,000 of additional shares of common stock issuable upon exercise of the warrants included in such units. The additional securities that are being registered hereunder are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-186229) (the “Prior Registration Statement”), initially filed by the Registrant on January 28, 2013 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 26, 2013. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of March 27, 2013), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 27, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registrant’s Registration Statement on Form S-1, as amended (File No. 333-186229), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on March 26, 2013.

NV5 HOLDINGS, INC.

By:	/s/ Dickerson Wright
Dickerson Wright Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dickerson Wright Dickerson Wright	Chairman, Chief Executive Officer, and President and Sole Director (Principal Executive Officer)	March 26, 2013

/s/ Michael P. Rama Michael P. Rama	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2013

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